Exhibit T3A.3

CERTIFICATE OF TRUST

OF

TRU 2005 RE II TRUST

THIS Certificate of Trust of TRU 2005 RE II Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.    Name. The name of the statutory trust formed by this Certificate of Trust is TRU 2005 RE II Trust.

2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are M&T Trust Company of Delaware, 1220 North Market Street, Suite 202, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, TRU 2005 RE II Trust

3.    Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

TOYS “R” US – DELAWARE, INC., as Managing Trustee

By:	/s/ Michael L. Tumolo
Name:	Michael L. Tumolo
Title:	Authorized Person

M&T TRUST COMPANY OF DELAWARE, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

CERTIFICATE OF TRUST

OF

TRU 2005 RE II TRUST

THIS Certificate of Trust of TRU 2005 RE II Trust (the ‘Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Aatutory Trust Act (12 Del, C. § 3801 et seq.) (the “Act”).

1,    Name. The name of the statutory trust formed by this Certificate of Trust is TRU 2005 RE II Trust.

2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are M&T Trust Company of Delaware, 1220 North Market Street, Suite 202, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, TRU 2005 RE II Trust

3.    Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

TOYS “R” US – DELAWARE, Inc., as Managing Trustee

By:
Name:
Title:

M&T TRUST COMPANY OF DELAWARE, not in its individual capacity but solely as trustee of the Trust

By:	/s/ Robert D Brown
Name:	Robert D. Brown
Title:	Vice President